UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2022

JUNIATA VALLEY FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

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Pennsylvania	0-13232	23-2235254
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bridge and Main Streets, Mifflintown, Pennsylvania	17059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 582-5101

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Juniata Valley Financial Corp.

Current Report on Form 8-K

Item 2.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Philip E. Gingerich, Jr., a director of the Company, passed away on April 1, 2022. Mr. Gingerich was a director of the Company and the Bank since 1998 and was currently Vice Chairman of the Board. He had served as Chairman previously from 2010 to 2013. He also served as Chairman of the Asset/Liability Management Committee as well as the Personnel and Compensation Committee and was a member of the Strategic Planning, Loan and Nominating Committees. As the owner and president of successful businesses, Mr. Gingerich brought valuable knowledge and experience in risk assessment and financial operations. His long tenure as a board member, with experience serving on each of the key committees essential to the oversight of the Board, made Mr. Gingerich a valuable and qualified Board member.

Mr. Gingerich will be missed not only as a business colleague, but also as a friend. The Company extends its deepest sympathies to the entire Gingerich family.

The Company has no immediate plans to fill the vacancy on the Board of Directors created by Mr. Gingerich’s passing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Juniata Valley Financial Corp.

Date: April 5, 2022	By:	/s/ JoAnn McMinn

	Name:	JoAnn McMinn
	Title:	EVP, Chief Financial Officer